Exhibit 99.1

3560 Bassett Street, Santa Clara CA 95054

James Moniz	Claire McAdams
Chief Financial Officer	Investor Relations
(408) 986-9888	(530) 265-9899

INTEVAC ANNOUNCES FIRST QUARTER 2020 FINANCIAL RESULTS

Santa Clara, Calif.—April 27, 2020—Intevac, Inc. (Nasdaq: IVAC) today reported financial results for the first quarter ended March 28, 2020.

“Today we are pleased to report stronger-than-expected results for the first quarter of 2020, especially in light of the stress placed on our operations and supply chain as a result of the COVID-19 global pandemic,” commented Wendell Blonigan, president and chief executive officer of Intevac. “During the quarter, we made several exciting announcements, including the debut of our branded DIAMOND DOG™ screen protectors, over $11 million of new contract awards in our Photonics business, and the finalization of the agreement to install a second INTEVAC VERTEX® evaluation system at a leading display cover glass manufacturer. Late in the quarter, our Santa Clara operations were impacted by the ‘shelter-in-place’ order that commenced in the Bay Area region on March 17th; however, with both our Thin-film Equipment (TFE) and Photonics businesses designated as within critical IT and Defense infrastructure sectors, Santa Clara factory operations resumed on March 30th, with employees working remotely wherever possible.

“The favorable results for Q1 were primarily driven by strong execution by our Photonics team, as they are doing an outstanding job delivering on the strong growth ramp expected for this business in 2020, which continues to proceed as planned. With Q1 TFE revenues aligned with our earlier forecasts, the team executed well, with both gross margin and operating expenses exceeding expectations in this challenging quarter.

“As a result of the global COVID-19 pandemic, specifically with activity in China and other hard-hit areas, we are experiencing delays in the progress of several TFE engineering programs, as well as the capacity expansion timelines we are driving in our 2020 plan. We anticipate these delays will elongate the sales process with our solar, display cover glass, and advanced semiconductor packaging growth initiatives in particular. Despite operating in this unprecedented environment, we remain confident in our strategy as we work through all the unknowns ahead. We have improved our balance sheet and operate on a very strong financial footing, and are confident we can continue to make solid progress toward our strategic growth objectives in this extremely challenging environment. I am also pleased to report that all of our employees around the world are well,” concluded Mr. Blonigan. “We are taking every precaution to protect and ensure the safety of our employees as they continue to perform essential work for the Company and the critical markets we serve.”

($ Millions, except per share amounts)	Q1 2020		Q1 2019
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$18.8	$18.8	$24.8	$24.8
Operating Loss	$(1.1)	$(1.1)	$(2.0)	$(2.0)
Net Loss	$(1.2)	$(1.2)	$(2.4)	$(2.4)
Net Loss per Diluted Share	$(0.05)	$(0.05)	$(0.10)	$(0.10)

Intevac’s non-GAAP adjusted results exclude the impact, where applicable, of changes in fair value of contingent consideration liabilities associated with business combinations. A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial table included in this release. See also “Use of Non-GAAP Financial Measures” section.

First Quarter 2020 Summary

The net loss was $1.2 million, or $0.05 per diluted share, compared to a net loss of $2.4 million, or $0.10 per diluted share in the first quarter of 2019.

Revenues were $18.8 million, including $8.0 million of TFE revenues and $10.9 million of Photonics revenues. TFE revenues consisted of upgrades, spares and service. Photonics revenues consisted of $5.9 million of product sales and $5.0 million of research and development contracts. In the first quarter of 2019, revenues were $24.8 million, including $18.9 million of TFE revenues which consisted of one 200 Lean® HDD system, four ENERGi® solar ion implant systems, upgrades, spares and service. Photonics revenues consisted of $2.7 million of product sales and $3.2 million of research and development contracts.

TFE gross margin improved to 44.0%, compared to 31.5% in the first quarter of 2019, primarily due to favorable product mix. Photonics gross margin improved to 42.8%, compared to 21.5% in the first quarter of 2019, primarily due to higher revenue levels and higher margins on both products and technology development contracts. Consolidated gross margin was 43.3%, compared to 29.2% in the first quarter of 2019.

R&D and SG&A expenses were $9.3 million, compared to $9.2 million in the first quarter of 2019.

Order backlog totaled $87.2 million on March 28, 2020, compared to $92.4 million on December 28, 2019 and $102.6 million on March 30, 2019. Backlog at both March 28, 2020 and December 28, 2019 included two 200 Lean HDD systems. Backlog at March 30, 2019 included five 200 Lean HDD systems and five ENERGi solar ion implant systems.

The Company ended the quarter with $43.2 million of total cash, restricted cash and investments and $95.5 million in tangible book value, defined as total stockholders’ equity, less intangible assets.

The Company repurchased 98,000 shares of common stock for a total of $393,000 during the first quarter. As of March 28, 2020, the Company had repurchased 5.1 million shares for $29.6 million out of the $40 million plan.

Use of Non-GAAP Financial Measures

Intevac’s non-GAAP results exclude the impact, where applicable, of changes in fair value of contingent consideration liabilities associated with business combinations. A reconciliation of the GAAP and non-GAAP results is provided in the financial tables included in this release.

Management uses non-GAAP results to evaluate the Company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Intevac believes these measures enhance investors’ ability to review the Company’s business from the same perspective as the Company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.

Conference Call Information

The Company will discuss its financial results and outlook in a conference call today at 1:30 p.m. PDT (4:30 p.m. EDT). To participate in the teleconference, please call toll-free (877) 407-0989 prior to the start time, and reference meeting number 13701589. For international callers, the dial-in number is +1 (201) 389-0921. You may also listen live via the Internet on the company’s investor relations website at ir.intevac.com. For those unable to attend live, an archived webcast of the call will be available at ir.intevac.com.

About Intevac

Intevac was founded in 1991 and has two businesses: Thin-film Equipment and Photonics.

In our Thin-film Equipment business, we are a leader in the design and development of high-productivity, thin-film processing systems. Our production-proven platforms are designed for high-volume manufacturing of substrates with precise thin film properties, such as the hard drive media, display cover panel, and solar photovoltaic markets we serve currently.

In our Photonics business, we are a recognized leading developer of advanced high-sensitivity digital sensors, cameras and systems that primarily serve the defense industry. We are the provider of integrated digital imaging systems for most U.S. military night vision programs.

For more information call 408-986-9888, or visit the Company’s website at www.intevac.com.

200 Lean®, INTEVAC MATRIX®, INTEVAC VERTEX®, and ENERGi® are registered trademarks and DIAMOND DOG™, DiamondClad™, VERTEX Marathon™, and VERTEX Spectra™ are trademarks of Intevac, Inc.

Safe Harbor Statement

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Intevac claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to: impacts related to the COVID 19 global pandemic, customer adoption of our products, future revenue growth potential for Photonics, and the future financial performance of Intevac. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from the Company’s expectations. These risks include, but are not limited to: global economic impacts of COVID-19, supply chain constraints and disruptions related to COVID-19, technology risk and challenges achieving customer adoption and revenue recognition in Thin-film Equipment markets, and delays in Photonics programs, each of which could have a material impact on our business, our financial results, and the Company’s stock price. These risks and other factors are detailed in the Company’s periodic filings with the U.S. Securities and Exchange Commission.

INTEVAC, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three months ended
	March 28, 2020	March 30, 2019
Net revenues
TFE	$7,962	$18,945
Photonics	10,878	5,882

Total net revenues	18,840	24,827

Gross profit	8,156	7,239

Gross margin
TFE	44.0%	31.5%
Photonics	42.8%	21.5%

Consolidated	43.3%	29.2%

Operating expenses
Research and development	3,284	3,986
Selling, general and administrative	5,972	5,252

Total operating expenses	9,256	9,238

Total operating loss	(1,100)	(1,999)

Operating income (loss)
TFE	(2,531)	(603)
Photonics	2,912	(640)
Corporate	(1,481)	(756)

Total operating loss	(1,100)	(1,999)

Interest and other income	142	160

Loss before provision for income taxes	(958)	(1,839)
Provision for income taxes	266	553

Net loss	$(1,224)	$(2,392)

Net loss per share
Basic and Diluted	$(0.05)	$(0.10)

Weighted average common shares outstanding
Basic and Diluted	23,483	22,855

INTEVAC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

	March 28, 2020	December 28, 2019
	(Unaudited)	(see Note)
ASSETS

Current assets
Cash, cash equivalents and short-term investments	$37,891	$36,487
Accounts receivable, net	23,021	28,619
Inventories	27,208	24,907
Prepaid expenses and other current assets	1,897	1,504

Total current assets	90,017	91,517

Long-term investments	4,549	5,537
Restricted cash	787	787
Property, plant and equipment, net	12,038	11,598
Operating lease right-of-use-assets	9,730	10,279
Intangible assets, net	120	274
Deferred income tax and other long-term assets	6,138	6,330

Total assets	$123,379	$126,322

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Current operating lease liabilities	$2,614	$2,524
Accounts payable	4,747	4,199
Accrued payroll and related liabilities	4,030	6,488
Other accrued liabilities	2,651	3,593
Customer advances	4,696	4,007

Total current liabilities	18,738	20,811

Non-current liabilities
Non-current operating lease liabilities	8,819	9,532
Other long-term liabilities	153	186

Total non-current liabilities	8,972	9,718

Stockholders’ equity
Common stock ($0.001 par value)	23	23
Additional paid-in capital	189,876	188,290
Treasury stock, at cost	(29,551)	(29,158)
Accumulated other comprehensive income	331	424
Accumulated deficit	(65,010)	(63,786)

Total stockholders’ equity	95,669	95,793

Total liabilities and stockholders’ equity	$123,379	$126,322

Note: Amounts as of December 28, 2019 are derived from the December 28, 2019 audited consolidated financial statements.

INTEVAC, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited, in thousands, except per share amounts)

	Three months ended
	March 28, 2020	March 30, 2019
Non-GAAP Loss from Operations
Reported operating loss (GAAP basis)	$(1,100)	$(1,999)
Change in fair value of contingent consideration obligations[1]	—	7

Non-GAAP Operating Loss	$(1,100)	$(1,992)

Non-GAAP Net Loss
Reported net loss (GAAP basis)	$(1,224)	$(2,392)
Change in fair value of contingent consideration obligations[1]	—	7
Income tax effect of non-GAAP adjustments[2]	—	—

Non-GAAP Net Loss	$(1,224)	$(2,385)

Non-GAAP Net Loss Per Share
Reported net loss per share (GAAP basis)	$(0.05)	$(0.10)
Change in fair value of contingent consideration obligations[1]	—	—
Non-GAAP Net Loss Per Share	$(0.05)	$(0.10)

Weighted average number of diluted shares outstanding	23,483	22,855

[1]	Results for the quarter ended March 30, 2019 include changes in fair value of contingent consideration obligations associated with the Solar Implant Technology (SIT) acquisition in 2010.
[2]

The amount represents the estimated income tax effect of the non-GAAP adjustments. The Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item.